UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

The Cigna Group
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 17, 2023

Dear Shareholder:

According to our latest records, we have not yet received your vote with respect to the important Annual Meeting of Shareholders of The Cigna Group to be held on April 26, 2023. Your Board of Directors unanimously recommends that you vote FOR all of the nominees for director in Proposal 1, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposals 6 and 7.

Your vote is important, no matter how many or how few shares you may own. Please help your company avoid the expense of additional solicitation by voting today‐‐ it’s quick and easy:

•	You may vote by telephone, via the Internet, or by promptly signing, dating and returning the hard‐copy proxy card or voting instruction form;

•	If you received this reminder by email, you may also vote by simply clicking the “VOTE NOW” button in the accompanying email.

Thank you for your support,

/s/ Kari Knight Stevens

Kari Knight Stevens
Corporate Secretary

TIME IS SHORT—PLEASE VOTE TODAY!

You can vote your shares online or by telephone.
Please use the control number found on the enclosed proxy card and visit
www.proxyvote.com to submit your instructions online, or
if you received this letter by email, you may simply click
the “VOTE NOW” button in the email.

If you have any questions or need assistance in voting your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED
Toll-free at 1- 877-750-8166